Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated September 30, 2025, is by and among GOOD TIMES RESTAURANTS INC., a Nevada corporation (the “Borrower”), the Guarantors, the Lenders and CADENCE BANK, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated April 20, 2023 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement), as amended hereby;

WHEREAS, the Borrower has informed the Administrative Agent that it intends to close Restaurants located at (a) 10800 Alpharetta Hwy, Suite 502, Roswell, GA 30076 (the “Roswell Restaurant”) and (b) 1 W. Flatiron Crossing Drive, Unit 2156, Broomfield, CO 80021 (the “Flatiron Restaurant”) (the closure of the Roswell Restaurant and the Flatiron Restaurant, collectively, the “Specified Restaurant Closures”);

WHEREAS, The Borrower acknowledges and agrees that the Specified Restaurant Closures are not permitted as a Disposition under Section 7.05 of the Credit Agreement;

WHEREAS, the Loan Parties have requested that (a) the Lenders make certain amendments to the Credit Agreement and (b) the Administrative Agent and the Lenders consent to the Specified Restaurant Closures, in each case on the terms and conditions set forth herein; and

WHEREAS, the Lenders hereby agree to amend the Credit Agreement and consent to the Specified Restaurant Closures, in each case, subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendments to Credit Agreement

(a)	Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

“2025 Dispositions” means the closure of (a) that certain Restaurant located at 10800 Alpharetta Hwy, Suite 502, Roswell, GA 30076 in connection with that certain Lease Termination Agreement dated as of September 16, 2025 and (b) that certain Restaurant located at 1 W. Flatiron Crossing Drive, Unit 2156, Broomfield, CO 80021 in connection with that certain Termination Notice dated as of September 23, 2025.

“Restricted Period” means the period commencing with the Third Amendment Effective Date and continuing until such time as the Borrower has delivered a Compliance Certificate evidencing that, for the fiscal quarter ending December 29, 2026, (a) the Loan Parties are in compliance with the financial statements pursuant to Section 7.11 and (b) no Default or Event of Default exists.

“Third Amendment Effective Date” means September 30, 2025.

(b)	The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means, (a) for the fiscal quarters ending September 30, 2025, December 30, 2025, March 31, 2026 and June 30, 2026, a rate per annum equal to (i) 3.25%, in the case of SOFR Rate Loans, and (ii) 2.25%, in the case of Base Rate Loans and (b) for the fiscal quarter ending September 29, 2026 and any fiscal quarter thereafter, a rate per annum equal to the following:

Pricing Level	Consolidated Leverage Ratio	SOFR Rate Loans	Base Rate Loans

1	< 5.00:1	3.00%	2.00%
2	> 5.00:1	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then, upon the request of the Required Lenders, Pricing Level 2 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

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(c)	The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b)  the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) any fees, expenses, costs or charges (including fees, costs and expenses of any counsel of the Administrative Agent) related to or in connection with the closing of this Agreement or any amendment, modification, waiver or consent with respect thereto in an aggregate amount not to exceed $150,000 in any four fiscal quarter period, (v) the excess of consolidated rent expense, including non-cash rent expense included in pre-opening expenses, as determined for GAAP purposes over Consolidated Cash Rent Expense, (vi) non-cash expenses, charges and losses for such period (including, without limitation, any non-cash impairment or store closure expenses and any non-cash compensation or stock option expenses for such period, but excluding any non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods), (vii) pre-opening expenses, excluding non-cash rent expense included in pre-opening expenses as determined for GAAP purposes, related to new restaurant location openings owned or operated by the Borrower and its Subsidiaries during such period as follows: (A) with respect to any “Good Times Burgers & Frozen Custard” restaurant, in an aggregate amount not to exceed $150,000 per such restaurant location and (B) with respect to any “Bad Daddy’s Burger Bar” restaurant, in an aggregate amount not to exceed $275,000 per such restaurant location, or in the case of any “Bad Daddy’s Burger Bar” restaurant location more than 50 miles from any existing company-owned restaurant, in an aggregate amount not to exceed $350,000 per such restaurant location, (viii) cash charges and expenses in such period in the form of legal fees and/or settlement costs relating to defending White Winston’s appeal and prosecuting Good Times’s appeal in the matter styled as White Winston Select Asset Funds, LLC and GT Acquisition Group, Inc. v. Good Times Restaurants, Inc. in an aggregate amount not to exceed $1,000,000, to the extent such charges and expenses are incurred prior the end of the fiscal quarter period ending March 26, 2024 and (ix) expenses in connection with any lease termination fees with respect to the 2025 Dispositions in an aggregate amount not to exceed $250,000, to the extent such charges and expenses are incurred during the fiscal quarter ending September 30, 2025 through the end of the fiscal quarter period ending September 29, 2026.

Notwithstanding the foregoing, Consolidated EBITDA for any period which includes the fiscal quarter ending on or about (1) June 28, 2022 shall be deemed to include $206,823 in connection with the 2023 JV Acquisitions, (2) September 27, 2022 shall be deemed to include $200,994 in connection with the 2023 JV Acquisitions, (3) December 27, 2022 shall be deemed to include $221,370 in connection with the 2023 JV Acquisitions, (4) March 28, 2023 shall be deemed to include $28,917 in connection with the 2023 JV Acquisitions, (5) September 30, 2025 shall be deemed to include $280,000 in connection with the 2025 Dispositions, (6) December 30, 2025 shall be deemed to include $210,000 in connection with the 2025 Dispositions, (7) March 31, 2026 shall be deemed to include $140,000 in connection with the 2025 Dispositions, and (8) June 30, 2026 shall be deemed to include $70,000 in connection with the 2025 Dispositions.

(d)	The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDAR for the period of four fiscal quarters of the Borrower most recently ended, minus (ii) federal, state, local and foreign income taxes of the Borrower and its Subsidiaries on a consolidated basis, paid in cash during such period, minus (iii) Restricted Payments (other than (x) Restricted Payments made in cash on or before December 31, 2022 in an aggregate amount not to exceed $5,000,000 and (y) the West Stock Repurchase) made in cash for such period, minus (iv) Consolidated Maintenance Capital Expenditures made for such period (other than any such expenses related to upgrades to camera and point of sale systems at certain Restaurants in an aggregate amount not to exceed $450,000 incurred during the period commencing with the fiscal quarter ending on or about December 31, 2024 through and including the fiscal quarter ending on or about September 29, 2026) to (b) Consolidated Fixed Charges for the period of four fiscal quarters of the Borrower most recently ended.

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(e)        Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)       Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be greater than (x) with respect to the fiscal quarter ending July 1, 2025, 5.25 to 1.00, (y) with respect to the fiscal quarters ending September 30, 2025, December 30, 2025, and March 31, 2026, 5.65 to 1.00 and (z) with respect to the fiscal quarter ending June 30, 2026 and any fiscal quarter thereafter, 5.25 to 1.00.

(f)	The following sentence is hereby added to the end of Section 7.06 of the Credit Agreement: “Notwithstanding the foregoing, no Restricted Payments shall be permitted to be made during the Restricted Period pursuant to Sections 7.06(c) and 7.06(d).”

ARTICLE II

CONSENT

2.1       Consent to Specified Restaurant Closures. The Administrative Agent and the Lenders hereby consent to the Specified Restaurant Closures and the terminations of any lease agreement related thereto. This Consent shall be effective only to the extent specifically set forth herein and shall not be construed as a consent or waiver to any breach or default other than as specifically consented to herein or as a consent to or waiver of any breach or default of which the Administrative Agent or any Lender has not been informed by the Borrower or any other Loan Party. This Consent shall not operate as a consent to any other action or inaction by the Borrower or any other Loan Party or as a waiver of any right, power, or remedy of the Administrative Agent or the Lenders under, or any provision contained in, the Credit Agreement except as specifically provided herein. This Consent shall not modify or affect the Borrower’s or any other Loan Party’s obligations to comply fully with any duty, term, condition or covenant contained in the Credit Agreement and the other Loan Documents. All terms and conditions of the Credit Agreement shall remain in full force and effect, without modification or limitation.

ARTICLE III

CONDITIONS

3.1       Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “Third Amendment Effective Date”) upon receipt by the Administrative Agent of the following:

(a)        a copy of this Amendment duly executed by each of the Borrower, the Guarantors, the Administrative Agent and the Lenders; and

(b)       any fees and expenses owing to the Administrative Agent (including all reasonable fees, charges and disbursements of counsel to the Administrative Agent) and the Lenders in connection with this Amendment.

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ARTICLE IV
MISCELLANEOUS

4.1       Amended Terms. On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2       Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)       Each Loan Party has all requisite power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)       The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

(c)       No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Loan Parties of this Amendment.

(d)       The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that are qualified by materiality, which are true and correct in all respects).

(e)       No event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)       The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)       The Obligations of the Loan Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3       Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

4.4       Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5       Expenses. The Loan Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

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4.6       Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7       Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

4.8       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.9       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

4.10       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	GOOD TIMES RESTAURANTS INC.,
a Nevada corporation

	By:	/s/ Ryan M. Zink
	Name:	Ryan M. Zink
	Title:	Chief Executive Officer, President and Secretary

GUARANTORS:	GOOD TIMES DRIVE THRU INC.,
a Colorado corporation

	By:	/s/ Ryan M. Zink
	Name:	Ryan M. Zink
	Title:	President

BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:	/s/ Ryan M. Zink
Name:	Ryan M. Zink
Title:	Chief Executive Officer, President and Secretary

GOOD TIMES RESTAURANTS INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

BAD DADDY’S FRANCHISE DEVELOPMENT,
BAD DADDY’S BURGER BAR, LLC,
BAD DADDY’S BURGER BAR OF BALLANTYNE, LLC,
BAD DADDY’S BURGER BAR OF BIRKDALE, LLC,
BAD DADDY’S BURGER BAR OF CARY, LLC,
BAD DADDY’S BURGER BAR OF MOORESVILLE, LLC,
BAD DADDY’S BURGER BAR OF SEABOARD, LLC,
BAD DADDY’S BURGER BAR OF WINSTON-SALEM, LLC,
BAD DADDY’S OF FAYETEVILLE, LLC,
BD OF GREENVILLE, LLC
BD OF WENDOVER COMMONS, LLC,
BDBB OF OLIVE PARK NC, LLC,
each a North Carolina limited liability company

BD OF COLORADO LLC, a Colorado limited liability company

BD OF MCDANIEL VILLAGE, LLC, a South Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC, a North Carolina limited liability company, its sole member

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:	/s/ Ryan M. Zink
Name:	Ryan M. Zink
Title:	Chief Executive Officer, President and Secretary

GOOD TIMES RESTAURANTS INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	CADENCE BANK,
as Administrative Agent

	By:	/s/ Henry Loong
	Name:	Henry Loong
	Title:	Vice President

LENDERS:	CADENCE BANK,
as a Lender and L/C Issuer

	By:	/s/ Henry Loong
	Name:	Henry Loong
	Title:	Vice President

GOOD TIMES RESTAURANTS INC.

THIRD AMENDMENT TO CREDIT AGREEMENT